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                                                            PART II - EXHIBIT 11

                               UNITED FOODS, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                            FOR THE THREE MONTHS            FOR THE NINE MONTHS
                                                              ENDED NOVEMBER 30,             ENDED NOVEMBER 30,
                                                        ----------------------------    ---------------------------
                                                            1995            1994            1995           1994
                                                        -----------      -----------    -----------     -----------
  SHARES:

  Weighted average number of common
  shares outstanding                                     11,471,926       11,790,168     11,688,654      12,213,736

  Effect of shares issuable under option
  plan and warrants as determined by the
  treasury stock method                                          (A)         383,444             (A)        361,621
                                                        -----------      -----------    -----------     -----------

  Weighted average number of common
   shares outstanding as adjusted                        11,471,926       12,173,612     11,688,654      12,575,357
                                                        -----------      -----------    -----------     -----------

  PER COMMON SHARE COMPUTATIONS:

  Net Income (Loss)                                     $  (712,000)     $   513,000    $  (948,000)    $ 1,988,000
                                                        ===========      ===========    ===========     ===========

  Net Income (Loss)                                     $      (.06)     $       .04    $      (.08)    $       .16
                                                        ===========      ===========    ===========     ===========
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(A) Not considered in computation as the effect would be anti-dilutive.





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